UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- August 30, 2011
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter) (Zip Code)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On August 30, 2011, USG Oregon LLC (“USG Oregon”), a special purpose entity and subsidiary of U.S. Geothermal Inc. (the “Company”), completed the first funding drawdown associated with the U.S. Department of Energy (“DOE”) $96.8 -million loan guarantee (the “Loan Guarantee”) to construct its planned 23-megawatt-net power plant at Neal Hot Springs in Eastern Oregon (the “Project”). As of August 25, 2011, all conditions precedent to funding the Project have been met, and the required equity of the Project has been spent by USG Oregon. USG Oregon is owned 80% by U.S. Geothermal Inc. and 20% by Enbridge USA Inc. On August 30, 2011, the U.S. Treasury’s Federal Financing Bank, as the Project lender, issued payments to vendors totaling $2.3 million. Future construction costs of the Project will also be paid directly by the Federal Financing Bank.

The Loan Guarantee covers advances from the Federal Financing Bank over the duration of the construction phase of the Project. Each advance will represent a separate note at an interest rate of .375% over the U.S. Treasury bill rate of comparable maturities as of the date of each advance. An interest only payment will be due February 2013. Semi-annual payments of principal and interest will commence August 2013, with final payment due February 10, 2035. The DOE will retain a continuing security interest and lien in all rights, titles and interest in, to and under all assets of USG Oregon. Assets pledged include geothermal leases, power sales agreements, insurance policies, proceeds and accounts, equipment and other tangible and intangibles property of USG Oregon. USG Oregon will need to maintain certain debt service coverage covenants common to normal secured lender arrangements. The loan is non-recourse to the Company.

As previously reported on the Company’s Form 8-K filed on February 24, 2011, USG Oregon and the DOE completed the financial closing of the Loan Guarantee on February 23, 2011. The Project was the first geothermal project to complete a loan guarantee under DOE’s Title XVII loan guarantee program, which was created by the Energy Policy Act of 2005 to support the deployment of innovative clean energy technologies. The Loan Guarantee backs a loan from the U.S. Treasury’s Federal Financing Bank. The $96.8 -million Federal Financing Bank loan represents 75% of the $130 million total cost of the Project. When combined with the previously contributed equity investment in the Project by the Company and Enbridge USA Inc., the loan provides 100% of the capital remaining to fully construct the Project.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of U.S. Geothermal Inc. dated August 31, 2011 entitled “U.S. Geothermal Receives Funding From $96.8-million Loan For Neal Hot Springs Project”

99.2	Loan Guarantee Agreement dated as of February 23, 2011, among USG Oregon LLC, U.S. Department of Energy, and PNC Bank N.A.

99.3	Equity Pledge Agreement dated as of February 23, 2011, among Oregon USG Holdings LLC, USG Oregon LLC, and PNC Bank, N.A.

99.4	Future Advance Promissory Note dated February 23, 2011, among USG Oregon LLC and Federal Financing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 31, 2011	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer